SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report) September 25, 2006

(Date of earliest event reported) September 21, 2006

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On September 21, 2006, we announced we are increasing our 2006 earnings guidance and providing earnings guidance for the 2006 third and fourth quarters.

We are increasing our 2006 earnings guidance to the range of $2.50 to $2.60 per diluted share, compared with previous guidance of $2.36 to $2.44 per diluted share. Third-quarter earnings guidance is estimated in the range of $0.15 and $0.19 per diluted share of common stock, with fourth-quarter earnings guidance projected in a range between $0.55 and $0.59 per diluted share. The average number of outstanding shares is now estimated at 113.9 million shares, as a result of the accelerated stock repurchase program completed in August. Previous guidance included an average of 117 million outstanding shares.

Item 9.01 Financial Statements and Exhibits

Exhibits

99.1	Press release issued by ONEOK, Inc. and ONEOK Partners, L.P. dated September 21, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date: September 25, 2006	By:	/s/ Jim Kneale
Jim Kneale
Executive Vice President – Finance and Administration and Chief Financial Officer

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